POWER OF ATTORNEY



         Know all men by these presents that each person whose signature appears below constitutes and appoints Joseph Kristul and Maria Kristul, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all registration statements and pre- or post-effective amendments to registration statements of Transnational Financial Network, Inc. on Form S-8 that relate to that entity's 2000 Stock Incentive Plan, including without limitation any registration statement contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully to or cause to be down by virtue hereof.


SIGNATURE                       TITLE                   DATE
---------                       -----                   ----

/s/Joseph Kristul               Director and Chief
------------------------------- Executive Officer       12/19/01
Joseph Kristul

/s/Maria Kristul                Director, President     12/19/01
-------------------------------
Maria Kristul

/s/Robert A. Shuey              Director                12/19/01
-------------------------------
Robert A. Shuey

/s/Robert A. Forrester          Director                12/19/01
-------------------------------
Robert A. Forrester

/s/Alex Rotzang                 Director                12/19/01
-------------------------------
Alex Rotzang

/s/J. Peter Gaskins             Director                12/19/01
-------------------------------
J. Peter Gaskins